UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2015

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

760 Market Street, 4th floor
San Francisco, California 94102
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(e)

On August 12, 2015, the board of directors of Service Source International, Inc. (the "Company") appointed Brian Delaney as an executive officer of the Company as specified under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), effective immediately.

As previously disclosed in the Company's Current Report on Form 8-K filed on June 8, 2015, Mr. Delaney, age 57, has served as the Company's Chief Operating Officer since June 2015, and in such capacity oversees the Company's global Managed Services delivery teams. Mr. Delaney previously served as Chief Operating Officer of Stream Global Services, Inc. ("Stream"), a global business process outsourcing service provider, from February 2011 to March 2014. Stream was acquired in March 2014 by Convergys Corporation, where Mr. Delaney also served as Chief Operating Officer from March 2014 until May 2014. From November 2008 to January 2011, Mr. Delaney served as Senior Vice President of Operations of DISH Network Corporation, a direct-broadcast satellite service provider. Mr. Delaney has also served in executive positions at TeleTech Holdings, Inc. and Ticketmaster Entertainment, Inc. Mr. Delaney holds a master's degree in education from New York University and a bachelor of arts in English Literature from the University of California Santa Barbara.

On June 8, 2015, the Company and Mr. Delaney entered into an employment agreement (the "Delaney Employment Agreement"), which provides that Mr. Delaney will receive an annual base salary of $400,000 and an annual target bonus opportunity of up to 65% of his base salary, prorated from June 8, 2015. The aforementioned prorated 2015 target bonus will be paid out to Mr. Delaney at no less than 50% of the amount payable, regardless of funding levels for other similarly situated employees, provided that Mr. Delaney remains an employee through the time of payment. In addition, the Delaney Employment Agreement provides that, subject to the approval of the Company's board of directors (or the Compensation Committee thereof), Mr. Delaney will receive (i) an award of stock options to purchase up to 650,000 shares of the Company's common stock, which shares are scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and thereafter, in ratable monthly installments for 36 months and (ii) 225,000 restricted stock units ("RSUs"), which RSUs are scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and thereafter, in three equal installments on each of the second, third and fourth anniversary of the date of grant. Vesting of the stock option and the RSU awards will be subject to Mr. Delaney's continued service with the Company through each relevant date.

In the event that Mr. Delaney's employment is terminated by the Company without Cause (as defined in the Delaney Employment Agreement) or if Mr. Delaney should resign for Good Reason (as defined in the Delaney Employment Agreement), Mr. Delaney will be entitled to receive severance payments in an aggregate amount equal to nine months of his then-current annual base salary, payable over the nine-month period following Mr. Delaney termination (the "Delaney Base Salary Severance"), plus any bonus earned under the Company's Corporate Incentive Plan prior to the termination date and through the period nine months following the termination date (the "Delaney CIP Payment"), even if he is not employed on the pay-out date. In addition, Mr. Delaney's outstanding and unvested equity awards shall immediately have their vesting accelerated by 12 months from the employment termination or resignation date. Mr. Delaney will also be entitled to a lump sum payment in an amount equal to nine times the monthly premium for COBRA continuation coverage (the "Delaney COBRA Payment" and, together with the Delaney Base Salary Severance and the Delaney CIP Payment, the "Delaney Severance Payments").

Additionally, if, upon or within 18 months following a Change in Control (as defined in the Delaney Employment Agreement), Mr. Delaney's employment is terminated without Cause (as defined in the Delaney Employment Agreement) or he resigns for Good Reason (as defined in the Delaney Employment Agreement), Mr. Delaney will be entitled to receive the Delaney Severance Payments set forth above. In addition, all of Mr. Delaney's then-outstanding unvested equity awards will become fully vested.

In order to receive any of the severance benefits under the Delaney Employment Agreement, Mr. Delaney will be required to execute a customary release of claims in favor of the Company. The Delaney Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Mr. Delaney's termination of employment.

The Company and Mr. Delaney also plan to enter into the Company's standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Delaney and any other persons pursuant to which Mr. Delaney was appointed an officer of the Company. Mr. Delaney does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Delaney has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

(e)

On August 12, 2015, the board of directors of the Company appointed Gregory Hopkins as an executive officer of the Company as specified under Section 16 of the Exchange Act, effective immediately.

As previously disclosed in the Company's Current Report on Form 8-K filed on April 20, 2015, Mr. Hopkins has served as the Company's Chief Customer Officer since April 2015, and in such capacity oversees the Company's global go-to-market, sales and customer success strategy. Mr. Hopkins previously served as the executive vice president of global sales for Stream Global Services, Inc. from July 2011 to March 2014, and for Convergys Corporation after it acquired Stream, from March 2014 until April 2015. Prior to that, Mr. Hopkins served as Chief Executive Officer of Netlink Software Group America, Inc. from July 2010 to July 2011. Mr. Hopkins has also served in executive and management positions at TeleTech Holdings, Inc., Telwares, Inc., IBM Tealeaf Technology, Inc. and AT&T Technologies, Inc. Mr. Hopkins holds an Executive MBA from the University of San Francisco and a Bachelor of Science in Business Administration from Whittier College.

On April 20, 2015, the Company and Mr. Hopkins entered into an employment agreement (the "Hopkins Employment Agreement"), which provides that Mr. Hopkins will receive an annual base salary of $350,000 and an annual target bonus opportunity of up to approximately 65% of his base salary, prorated from April 20, 2015. The aforementioned prorated 2015 target bonus will be paid out to Mr. Hopkins at no less than 75% of the amount payable, regardless of funding levels for other similarly situated employees, provided that Mr. Hopkins remains an employee through the time of payment. In addition, the Hopkins Employment Agreement provides that, subject to the approval of the Company's Board of Directors (or the Compensation Committee thereof), Mr. Hopkins will receive (i) an award of stock options to purchase up to 375,000 shares of the Company's common stock, which shares are scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and thereafter, in ratable monthly installments for 36 months and (ii) 125,000 RSUs, which are scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and thereafter, in three equal installments on each of the second, third and fourth anniversary of the date of grant. Vesting of the stock option and the RSU awards will be subject to Mr. Hopkins' continued service with the Company through each relevant date.

In the event that Mr. Hopkins' employment is terminated by the Company without Cause (as defined in the Hopkins Employment Agreement) or if Mr. Hopkins should resign for Good Reason (as defined in the Hopkins Employment Agreement), Mr. Hopkins will be entitled to receive severance payments in an aggregate amount equal to nine months of his then-current annual base salary, payable over the nine-month period following Mr. Hopkins termination (the "Hopkins Base Salary Severance"), plus any bonus earned under the Company's Corporate Incentive Plan prior to the termination date and through the period nine months following the termination date (the "Hopkins CIP Payment"), even if he is not employed on the pay-out date. In addition, Mr. Hopkins' outstanding and unvested equity awards shall immediately have their vesting accelerated by 12 months from the employment termination or resignation date. Mr. Hopkins will also be entitled to a lump sum payment in an amount equal to nine times the monthly premium for COBRA continuation coverage (the "Hopkins COBRA Payment" and, together with the Hopkins Base Salary Severance and the Hopkins CIP Payment, the "Hopkins Severance Payments").

Additionally, if, upon or within 18 months following a Change in Control (as defined in the Hopkins Employment Agreement), Mr. Hopkins' employment is terminated without Cause (as defined in the Hopkins Employment Agreement) or he resigns for Good Reason (as defined in the Hopkins Employment Agreement), Mr. Hopkins will be entitled to receive the Hopkins Severance Payments set forth above. In addition, all of Mr. Hopkins' then-outstanding unvested equity awards will become fully vested.

In order to receive any of the severance benefits under the Hopkins Employment Agreement, Mr. Hopkins will be required to execute a customary release of claims in favor of the Company. The Hopkins Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Mr. Hopkins' termination of employment.

The Company and Mr. Hopkins also plan to enter into the Company's standard form of indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2015

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Vice President, General Counsel